Exhibit (h)(8)

           SECOND AMENDMENT TO THE TRANSFER AGENCY SERVICES AGREEMENT

This Second Amendment to the Transfer Agency Services Agreement (the "Amendment") is made as of March 1, 2009 by and among PNC GLOBAL INVESTMENT SERVICING (U.S.) Inc. ("PNC"), ALLEGIANT ADVANTAGE FUND and ALLEGIANT FUNDS (each a "Fund," and together, the "Funds").

                                   BACKGROUND

A. The Funds and PNC (formerly, PFPC Inc.), are parties to a Transfer Agency Services Agreement dated as of June 10, 2006, as amended (the "Agreement"), whereby the Funds appointed PNC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Funds.

B.   The parties desire to reflect the current name of PNC.

C. The parties desire to amend the Agreement to include services currently being performed by PNC but not previously set forth in the Agreement.

D. This Background section is incorporated by reference into and made a part of this Amendment.

                                      TERMS

In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

1. All references in the Agreement to "PFPC" shall be deemed to refer to "PNC Global Investment Servicing (U.S.) Inc."

2. The following provisions are added to the Description of Services outlined in Section 14(a):

     "(xvi) Teleservicing Activities; and"
     "(xvii) Data Cleansing Support Services."

3.   The following provisions are added as Section 14(m):

     "(m) TELESERVICING. PNC shall provide to each Fund the following call center services:

          (i)   Take inbound calls;

          (ii)  Provide answers to brokers or prospective shareholders;

          (iii) Enter fulfillment orders on a daily basis to selected fulfillment partner;

          (iv)  Provide answers to outstanding questions; and

          (v) Provide call reports, as agreed by the parties, on a monthly basis."

4.   The following provisions are added as Section 14(n):

     "(n) DATA CLEANING SUPPORT SERVICES. PNC shall provide to each Fund the following services in connection with each Fund's use of certain ACS products and services:

          (i) Access and review the ACS failed trade report and use good faith efforts to resolve the failed trade information by correcting and/or supplying missing data;

          (ii) Retransmit updated daily trade transmission to ACS daily by 10:00 a.m. (eastern time)(The parties acknowledge that not all failed trades may be corrected by the 10:00 cut-off time); and

          (iii) Setup, delete and maintain dealer/branch/rep files within the ACS application when necessary.

5.   Miscellaneous.

     a. Capitalized terms not defined in this Second Amendment shall have the respective meanings set forth in the Agreement.

     b. Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

     c. The Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

     d. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     e. This Second Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                            [Signature page follows]


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

IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

ALLEGIANT FUNDS                         PNC GLOBAL INVESTMENT
                                        SERVICING (U.S.) INC.


By:   /s/ Kathleen T. Barr              By:    /s/ Michael DeNofrio
   ----------------------------------      -------------------------------------
Name: Kathleen T. Barr                  Name:  Michael DeNofrio
     --------------------------------        -----------------------------------
Title: Chief Administrative Officer     Title: EVP, Sr. Managing Director
      -------------------------------         ----------------------------------
Date:  5/11/09                          Date:    4/29/09
     --------------------------------        -----------------------------------

ALLEGIANT ADVANTAGE FUND


By:    /s/ John Kernan
   ----------------------------------
Name:  John Kernan
     --------------------------------
Title:  Treasurer
      -------------------------------
Date:   5/11/09
     --------------------------------


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